UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2016

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2016, Silver Bay Realty Trust Corp. (the “Company”) appointed Thomas W. Brock to serve as President and Chief Executive Officer of the Company, removing the interim label from his title.

Mr. Brock, age 69, has served as the Interim President and Chief Executive Officer of the Company since January 19, 2016 and as a director of the Company since its initial public offering in December 2012. Prior to his appointment as Interim President and Chief Executive Officer, he served as Lead Independent Director of the Company’s Board of Directors (the “Board”), Chair of the Compensation Committee of the Board and a member of the Audit Committee of the Board.
From 2006 until the end of 2012, Mr. Brock was the Chief Executive Officer of Stone Harbor Investment Partners, a fixed income investment manager focused on credit and multi-sector allocation strategies and, in that role, served as a trustee of a Stone Harbor’s closed-end fund and five of Stone Harbor’s open-end funds. Mr. Brock currently serves as a director of Liberty All-Star Growth Fund, Inc. and as a trustee of Liberty All-Star Equity Fund, each a closed end fund, and has served in those roles since 2005. Mr. Brock currently serves as an independent trustee of EQ Advisors Trust and has served in this role since January 1, 2016. Prior to joining Stone Harbor Investment Partners, Mr. Brock was an adjunct professor of Finance at Columbia University Graduate School of Management from 1998 to 2005, where he taught courses relating to money management and investment banking. From 1974 to 1998, Mr. Brock held various positions with Salomon Brothers Inc., including Chief Executive Officer of Salomon Brothers Asset Management, Chief Administrative Officer, and Director of Global Research. Mr. Brock received an M.B.A. from Northwestern University Kellogg School of Management and a B.S. from Miami University.
On June 21, 2016, the Company issued a press release announcing Mr. Brock’s appointment, a copy of which is attached as Exhibit 99.1.
In connection with Mr. Brock’s appointment, the Company and Mr. Brock entered into an employment offer letter dated June 21, 2016 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Brock is entitled to an annualized base salary of $450,000, and is eligible for an annual bonus in a target amount equal to 100% of base salary, as determined by the Compensation Committee of the Board. The annual bonus is expected to be paid approximately 50% in cash and 50% in time-based restricted stock, with any amount exceeding the target to be paid in time-based restricted stock. He is also eligible for long-term incentive compensation as determined by the Compensation Committee.

Also in connection with his appointment, Mr. Brock received a grant of performance-based restricted stock units (“PSUs”) under which Mr. Brock may receive common stock of the Company based on the extent to which specified performance targets are met during a 36-month performance period, which begins on the grant date. The award was granted under the Company’s Restated 2012 Equity Incentive Plan and was based on a target number of 60,000 PSUs.

Fifty percent of the award will vest based on the Company’s total stockholder return (stock price appreciation plus dividends) (“TSR”) during the performance period relative to a peer group index comprised initially of those companies in the Apartment and Single Family Home subsectors of the FTSE NAREIT All REIT Index (the "Index") with equal weighting provided to each subsector in constructing the peer group index. Subject to continued employment until the end of the performance period, Mr. Brock will be eligible to receive a number of shares of common stock in an amount determined by multiplying 50% of the target number of PSUs by the TSR Multiplier determined in accordance with the following table:

TSR	TSR Multiplier(1)
Underperform index by 6 percentage points	0%
Underperform index by 3 percentage points	50%
Outperform index by 3 percentage points	100%
Outperform index by 8 percentage points	200%
______________________

(1)	To the extent the Company’s TSR performance compared to the Index TSR falls between two discrete points, linear interpolation shall be used to determine the TSR Multiplier.

The other 50% of the PSU award will vest based on the Company’s annualized TSR during the performance period on an absolute (i.e., non-relative) basis. Subject to continued employment until the end of the performance period, Mr. Brock will be eligible to receive a number of shares of common stock in an amount determined by multiplying 50% of the target number of PSUs by the TSR Multiplier determined in accordance with the following table:

Annualized TSR	TSR Multiplier(1)
Up to 6.5%	0%
8%	50%
10%	100%
12%	150%
16%	200%
______________________

(1)	To the extent the Company’s annualized TSR falls between two discrete points, linear interpolation shall be used to determine the TSR Multiplier.

In addition to the PSUs, Mr. Brock will receive dividend equivalent rights under which he will receive dividend equivalent right stock units on each dividend date during the performance period which will be subject to the same conditions and restrictions as the PSUs.

Also on June 21, 2016, the Company entered into a Severance and Change in Control Agreement with Mr. Brock. Pursuant to this agreement, Mr. Brock will receive severance benefits if his employment is involuntarily terminated by the Company without cause or if Mr. Brock terminates his employment with the Company for good reason, in each case irrespective of whether such termination is in connection with a change in control of the Company, subject to Mr. Brock executing a release of any claims against the Company. If such a termination occurs, the Company will provide the following severance benefits:

•	A lump sum payment equal to one times Mr. Brock’s annual base salary;

•
If the termination occurs on or after July 1 of any year, an annual bonus equivalent to the cash portion of the annual bonus for the prior year, pro-rated based on the number of days during the year that Mr. Brock was employed by the Company or one of its subsidiaries;

•	Reimbursement of a portion of COBRA premiums for 18 months after the date of termination, in an amount equal to the amount the Company would pay for a similarly situated active employee; and

•	Full vesting of restricted stock awards granted prior to the date of the agreement.

There are no arrangements or understandings between Mr. Brock and any other persons pursuant to which he was selected as principal executive officer of the Company. There are no family relationships between Mr. Brock and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Item No.	Description
99.1	Press Release dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ DANIEL J. BUECHLER
Daniel J. Buechler
General Counsel and Secretary

Date: June 27, 2016

Exhibit Index

Item No.	Description
99.1	Press Release dated June 21, 2016